Exhibit 99.1

For Immediate Release

Contacts	Shaun A. Burke, President and CEO or Carter M. Peters, CFO 2144 E. Republic Road, Suite F200 Springfield, MO 65804 1.833.875.2492

Guaranty Federal Bancshares, Inc.

AUTHORIZES NEW SHARE REPURCHASE PLAN

SPRINGFIELD, MO – (February 28, 2020) –Guaranty Federal Bancshares, Inc., (NASDAQ:GFED), the holding company (the “Company”) for Guaranty Bank, today announces that the Board of Directors has authorized a new share repurchase plan for up to 250,000 shares of the Company’s outstanding common stock, which represents approximately 6% of the outstanding shares. The plan is authorized through December 31, 2022.

Shares of common stock may be repurchased through open market transactions or privately negotiated transactions, pursuant to a trading plan in accordance with applicable securities laws. The timing and amount of share repurchases will be depend on several factors, including the market price of the common stock, general market and economic conditions, legal and regulatory requirements and the Company’s financial performance. The share repurchase plan does not obligate the Company to acquire any particular number shares, and the Board of Directors may modify, amend or terminate the plan at any time.

About Guaranty Federal Bancshares, Inc.

Guaranty Federal Bancshares, Inc. (NASDAQ:GFED) has a subsidiary corporation offering full banking services. The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has 16 full-service branches in Greene, Christian, Jasper and Newton Counties and a Loan Production Office in Webster County. Guaranty Bank is a member of the MoneyPass and TransFund ATM networks which provide its customers surcharge free access to over 32,000 ATMs nationwide. For more information visit the Guaranty Bank website: www.gbankmo.com.

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the SEC, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

● the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

● the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve, inflation, interest rates, market and monetary fluctuations;

● the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

● the willingness of users to substitute competitors’ products and services for our products and services;

● our success in gaining regulatory approval of our products and services, when required;

● the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance);

● technological changes;

● the ability to successfully manage and integrate any future acquisitions if and when our board of directors and management conclude any such acquisitions are appropriate;

● changes in consumer spending and saving habits;

● our success at managing the risks resulting from these factors; and

● other factors set forth in reports and other documents filed by the Company with the SEC from time to time.